                                 EXHIBIT 3.2










                                     -17-
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                                    BY-LAWS
                                      OF
                         TOOTSIE ROLL INDUSTRIES, INC.
                                 AS AMENDED TO
                               FEBRUARY 25, 1997





                                    ARTICLE I
                             MEETINGS OF SHAREHOLDERS

         SECTION 1. ANNUAL MEETINGS. (a) The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held annually on such day in each year, as the board of directors shall from time to time determine in its discretion.

         (b) Only such business shall be conducted at an annual meeting of shareholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the board of directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof to the secretary, delivered or mailed to and received at the principal executive offices of the corporation (x) not less than 60 days nor more than 90 days prior to the meeting, or (y) if less than 70 days' notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation's records, of the shareholder proposing such business, (3) the class and number of shares of stock of the corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (4) any material interest of the shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

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         SECTION 2.  SPECIAL MEETINGS.  Special meetings of the shareholders may be called by the chairman of the board, by the president, or by order of the board of directors.

         SECTION 3. DATE, TIME AND PLACE OF MEETING. All meetings of the shareholders shall be held at such date, time and place, within or without the Commonwealth of Virginia, as may be provided in the notice of meeting.

         SECTION 4. NOTICE OF MEETING. Written notice of the annual and of any special meeting of the shareholders shall be given not less than fourteen days nor more than sixty days before the meeting unless greater notice is prescribed by law, by the secretary or, in his absence, by any assistant secretary, to each holder of record of shares of the corporation entitled to vote at the meeting, addressed to the holder at his address as it appears on the corporation's record of shareholders as of the record date of the meeting. Such notice may be given by mail, with postage thereon prepaid, or in any other manner permitted by law for the giving of such written notice. Notice to any particular holder may be dispensed with if permitted by law. Every notice of an annual or special meeting of shareholders, besides stating the day, hour, and place of the meeting, shall state briefly the purposes thereof. Written notice of meeting given by mail, postage prepaid and addressed as herein prescribed, shall be effective when mailed. Notices of meeting given in any other manner shall be effective as prescribed by law.

         SECTION 5. WAIVER OF NOTICE. Any shareholder may waive any required notice of meeting before or after the time of the meeting, by written waiver signed by the shareholder entitled to the notice and delivered to the secretary of the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at the meeting waives objection to the lack of notice or defective notice unless he objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting and also waives objections to consideration of a particular matter at the meeting which is not within the purpose or purposes described in the notice of meeting unless he objects to consideration of the matter when it is presented.

         SECTION 6. QUORUM. At all meetings of the shareholders, the holders of record of a majority of the shares of Common Stock, par value 69-4/9 cents per share, of the corporation and the shares of Class B Common Stock, par value 69-4/9 cents per share, of the corporation, taken together as a single group, entitled to vote at such meeting and present in person or by proxy, shall constitute a quorum for the transaction of business, unless a greater or different quorum is required by law or the articles of incorporation. Once a quorum has been duly convened, the quorum shall not be deemed broken by the departure of any shareholder or his proxy. In the absence of a quorum, a majority in interest of those present may adjourn the meeting by resolution to a date, place and time fixed therein and no further notice thereof shall be required unless a new record date is fixed for the adjourned meeting, which new record date shall be fixed if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

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

         SECTION 7. ORGANIZATION. At all meetings of the shareholders, the chairman of the board, or in his absence, then the president, shall preside as chairman of the meeting. In the absence of both the chairman and the president, then a person chosen by the shareholders present in person or by proxy at the meeting shall preside as chairman of the meeting and until a permanent chairman is chosen, any officer of the corporation or any management proxy for the meeting may preside as temporary chairman of the meeting. The secretary of the corporation, or, in his absence, then an assistant secretary, shall act as secretary at all meetings of the shareholders. If neither the secretary nor any assistant secretary is present at the meeting, then the temporary chairman of the meeting may appoint a temporary secretary of the meeting and the permanent chairman may appoint the permanent secretary of the meeting, which secretary shall be an officer of the corporation or a management proxy.

         SECTION 8. VOTING. At each annual or special meeting of the shareholders, (a) each holder of Common Stock, par value 69-4/9 cents per share, of the corporation shall be entitled to one (1) vote for each share of such Common Stock held by such holder of record and registered in his name on the books of the corporation on the date fixed by the resolution of the board of directors as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and (b) each holder of Class B Common Stock, par value 69-4/9 cents per share, of the corporation shall be entitled to ten (10) votes for each share of such Class B Common Stock held by such holder of record and registered in his name on the books of the corporation on the date fixed by the resolution of the board of directors as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting. Such vote may be given by such shareholder in person or by his proxy appointed by an instrument in writing executed by such shareholder or his duly authorized attorney, and delivered to the inspectors of election, if any, or to the secretary. No proxy shall be valid after eleven months from its date, unless otherwise provided therein. At all meetings of the shareholders, unless otherwise required by law or the articles of incorporation, if a quorum is present, all matters shall be decided by a majority of the votes cast, except that in the election of directors those nominees receiving a plurality of the votes cast shall be elected as directors. Upon demand of twenty-five percentum of the shareholders present in person or by proxy and entitled to vote, the vote on any particular matter shall be taken by ballot. The vote in the election of directors shall at all times be by ballot. Except as herein required, all votes shall be taken in the manner prescribed by the chairman of the meeting.
 In any vote by ballot, each ballot shall be signed by the shareholder or his attorney in fact or his duly appointed proxy.

         SECTION 9. VOTING LIST. At least ten days before any meeting of the shareholders, the corporation or its transfer agent shall make a complete list of the shareholders entitled to vote at any meeting of the shareholders or any adjournment thereof, with the address of and number of shares held by each on the record date, which list shall, for a period of ten days prior to such meeting, be kept on file at the registered office or principal place of business of the corporation or at the office of the transfer agent or registrar and shall be subject to inspection as may be required by law. Such list shall also be produced and kept open at the time and place of the

                                     -20-
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meeting and shall be open to inspection of any shareholder or his attorney in fact or his proxy during the whole time of the meeting for the purposes thereof.

         SECTION 10. INSPECTORS OF ELECTIONS. In advance of any meeting of shareholders, the chairman of the board or the president shall appoint one or more inspectors to act at the meeting and make a written report thereof. No candidate for election as a director shall be appointed or shall act as an inspector. The appointing officer may designate one or more alternate or substitute inspectors as provided by law. Before entering upon the discharge of his duties, each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and (vi) perform such other duties as may be assigned to them by the presiding officer. The inspectors may appoint other persons or entities to assist them in the performance of their duties.

         SECTION 11. INTERPRETATION OF MAJORITY, ETC. Each reference in these by-laws to a majority or other proportion of shares shall be interpreted to mean a majority or other proportion of the votes entitled to be cast.



                                    ARTICLE II
                                BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation managed under the direction of, the board of directors, subject to any limitation under law or set forth in the articles of incorporation.

         SECTION 2. NUMBER. The board of directors is authorized from time to time to prescribe the number of directors which the corporation shall have, provided however, that the prescribed number of directors shall be not less than three (3) nor more than fifteen (15) directors.

         SECTION 3. TERM OF OFFICE AND QUALIFICATION. Each director, unless he resigns or is removed by the shareholders as hereinafter provided, shall hold office until the next annual meeting of shareholders following his election. Despite the expiration of his term, a director shall continue in office until his successor is elected and qualified or the then prescribed number of directors is decreased to eliminate his position as of the end of his term. No decrease in the number of directors shall shorten the term of an incumbent director unless he shall be removed from office by the shareholders as provided in these by-laws.

                                     -21-
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         SECTION 4.  ELECTION OF DIRECTORS.  (a)  At all meetings of the shareholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast. Such election shall be held by ballot.

         (b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors of the corporation. Nominations of persons for election to the board of directors may be made at a meeting of shareholders by the board of directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Any nomination by a shareholder must be made by written notice to the secretary delivered or mailed to and received at the principal executive offices of the corporation (i) not less than 60 days nor more than 90 days prior to the meeting, or (ii) if less than 70 days' notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A shareholder's notice to the secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the corporation which are beneficially owned by such person (for the purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the corporation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person's written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (y) as to the shareholder giving notice (5) the name and address, as they appear on the corporation's records, of such shareholder and (6) the class and number of shares of stock of the corporation which are beneficially owned by such shareholder (determined as provided in clause (x)(3) above). At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The chairman of the meeting at which a shareholder nomination is presented shall, if the facts warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures prescribed by this paragraph (b), and, in such event, the defective nomination shall be disregarded.

         SECTION 5. ORGANIZATION. At all meetings of the board of directors, the chairman of the board, or, in his absence, then the president, or, in the absence of both of them, then any director selected by the board of directors shall act as chairman. The secretary of the corporation, or, in his absence, then an assistant secretary, shall act as secretary at all meetings of the board of directors, but if neither the secretary nor any assistant secretary be present, then the chairman of the meeting may appoint any director or officer of the corporation to act as secretary of the meeting.

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         SECTION 6.  VACANCIES.  Vacancies in the board of directors may be filled for the unexpired portion of the term by a majority vote of all of the remaining directors, though less than a quorum, at any regular meeting of the board or at a special meeting called for that purpose. Vacancies in the board of directors may also be filled by the shareholders at any special meeting of the shareholders called for such purpose. A vacancy caused by the resignation of a director specifying a later effective date may be filled before the effective date provided that the successor does not take office until the effective date.

         SECTION 7. PLACE OF MEETING, ETC. The board of directors may hold its meetings at such place or places in the Commonwealth of Virginia, or outside the Commonwealth of Virginia, as shall be specified in the notice of meeting.

         SECTION 8. TELEPHONIC MEETINGS. Subject to other order of the board of directors, any member of the board of directors or of any committee of the board of directors may participate in or conduct any meeting of the board or of a committee of the board by conference telephone or other means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting and participation by such means shall constitute presence in person at such meeting. Subject to other order of the board, the foregoing shall constitute board permission to any director to participate in or conduct board and committee meetings in such manner.

         SECTION 9. ANNUAL MEETING. Each newly elected board of directors shall hold its annual meeting as soon as practicable following the annual meeting of the shareholders, for the purpose of organization, the election of officers, and the transaction of other business. The provisions of Section 10 of this ARTICLE II concerning regular meetings of the board of directors shall be applicable to the annual meeting of the board of directors.

         SECTION 10. REGULAR MEETINGS. Regular meetings of the board of directors shall be held quarterly at such day, hour, and place as the board of directors may from time to time determine and notice thereof need not be given if the day, hour, and place thereof had been fixed at a previous meeting. If the board shall not have fixed the date, time and place of any regular meeting, such regular meeting may be called and notice thereof given as hereinafter provided for in Section 11 of this ARTICLE II for special meetings of the board. Notwithstanding the foregoing, if any director was not a director at the time the date, time and place of such meeting was fixed by the board of directors, such new director shall be entitled to receive notice of such meeting in the manner herein prescribed for special meetings.

         SECTION 11. SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by any one or more of the directors. Oral or written notice of the date, time and place of any special meeting of the board shall be given in any manner permitted by law by the secretary, or in his absence, by an assistant secretary, to each director, not later than the day before the day on which the meeting is to be held. Written notices may be addressed to the director's residence or usual place of business or any other address prescribed from time to time by such director. Notices given by mail correctly addressed and postage prepaid shall be
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effective on the earliest of : (i ) the date of receipt; ( ii) the date shown on the return receipt signed by or on behalf of the director if given by certified mail return receipt requested; or (iii) five days after deposit in the United States mail, as evidenced by the postmark. Notices given in any other manner shall be effective as prescribed by law. Notices of special meetings need not state the purposes of the meeting unless required by law.

         SECTION 12. WAIVER OF NOTICE. Any director, before or after the time of the meeting, may waive any required notice of the meeting by written waiver signed by him and filed with the minutes or corporate records. Attendance at a meeting by a director shall waive any required notice of meeting to him unless, at the beginning of the meeting or promptly upon his arrival, he objects to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         SECTION 13. QUORUM AND MANNER OF ACTING. A majority of the then prescribed number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. Notice of any such adjourned meeting need not be given. The affirmative vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the board of directors, except as set forth in ARTICLE III and in SECTION 1 of ARTICLE IX.
 A director who is present at a meeting of the board or of any committee of the board when action is taken is deemed to have assented to such action unless he objects at the beginning of the meeting or promptly upon arrival to holding it or transacting specified business at the meeting or he votes against, or abstains from, the action taken.

         SECTION 14. REMOVAL AND RESIGNATION. One or more or all of the directors may be removed with or without cause at any time by vote of a majority of the votes entitled to be cast at any special meeting of shareholders called expressly for such purpose, a quorum being present. Any director may resign at any time by written resignation delivered to the board of directors, its chairman, the president or the secretary. Such resignation shall take effect at the time specified therein or, if no time be so specified, at the time of delivery. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in such resignation.

         SECTION 15. ORDER OF BUSINESS. At all meetings of the board of directors business may be transacted in such order as the chairman of the meeting may determine, subject to different order of the board of directors.

         SECTION 16. MINUTES OF MEETINGS. A written record shall be made of all action taken by the board of directors.

         SECTION 17. COMPENSATION. The board of directors shall have the right to determine the compensation of directors and of members of any committee of the board, which

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compensation may include fixed fees, attendance fees and/or reimbursement for travel expenses.



                                   ARTICLE III
                                   COMMITTEES

         SECTION 1. HOW CONSTITUTED AND POWERS. The board of directors, by the vote of majority of the then prescribed number of directors may create one or more standing committees and special committees and appoint members of the board of directors to serve on them. Each committee shall consist of two directors or such greater number of directors as may be prescribed by the board of directors by like vote. Each committee, to the extent prescribed by the board of directors by a like vote, shall have and may exercise all the powers of the board of directors in the management of the business and affairs of the corporation which may lawfully be delegated to a committee. The board of directors by like vote may abolish any standing committee or special committee or modify the powers of such committee.

         SECTION 2. STANDING COMMITTEE; TERM OF MEMBERS. Any executive committee or audit committee created by the board of directors shall be a standing committee. The board of directors is authorized to create additional standing committees by specifically designating them as standing committees. Members of standing committees shall hold office until the annual meeting of the board of directors following their appointment. Despite the expiration of his term, a member of a standing committee shall continue in office until his successor is elected and qualifies or the board of directors, by affirmative vote of the then prescribed number of directors, decreases the prescribed number of members of the committee to eliminate his office as of the end of his term. Notwithstanding the foregoing, the term of office of any member of a committee shall terminate if he resigns, is removed as a member, ceases to be a director or the committee of which he is a member is abolished.

         SECTION 3. SPECIAL COMMITTEES; TERM OF MEMBERS. Except for the standing committees provided for in SECTION 2 of this ARTICLE III, committees created by the board of directors shall be special committees which shall terminate upon the expiration of the term or completion of the purpose for which such committee was created and the term of office of the members thereof shall then expire. Except as aforesaid, the provisions of the by-laws concerning the term of office of members of standing committees shall be applicable to members of special committees.

         SECTION 4. ORGANIZATION, ETC. Each committee shall choose its own chairman, unless the chairman is designated by the board of directors. The chairman, or in his absence any member chosen by the members present, shall act as chairman of any meeting of the committee. Each committee shall keep a written record of its acts and proceedings and report the same from time to time to the board of directors. The secretary of the corporation, or in his absence an assistant secretary, shall act as secretary at each meeting of the committee, but if neither the secretary nor any assistant secretary is present, the chairman of the meeting may appoint any

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member of the committee as secretary of the meeting.  Each committee may adopt rules and regulations for its governance which are not inconsistent with law or these by-laws or any resolution of the board.

         SECTION 5. TIME AND PLACE OF MEETINGS; TELEPHONIC MEETINGS. Meetings of each committee may be held at any place within or without the Commonwealth of Virginia at a day, hour, and place designated in the notice of meeting or by resolution of the committee. Meetings of any committee may be called by any member of such committee. Members of any committee may participate in or conduct meetings by conference telephone or other means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting.

         SECTION 6. NOTICE OF MEETING. Notice of regular and special meetings of a committee shall be given in the manner provided in these by-laws for the giving of notice of regular and special meetings, respectively, of the board of directors, and notice of meeting may be waived in the manner herein provided for waiver of notice of meetings of the board of directors.

         SECTION 7. QUORUM AND MANNER OF ACTING. A majority of the prescribed number of members of any committee shall constitute a quorum of such committee. The affirmative vote of a majority of the members present shall constitute the act of the committee if a quorum is present. All other provisions of these by-laws concerning quorum and voting of the board of directors and conduct of business by unanimous written consent in lieu of meeting shall be applicable to committees of the board. The members of a committee shall act only as a committee and the individual members shall have no powers as such.

         SECTION 8. REMOVAL AND RESIGNATION. Any member of a committee may be removed by the board of directors, with or without cause at any time, by vote a majority of the then prescribed number of directors. Any member of a committee may resign in the manner prescribed in these by-laws for resignation of directors.

         SECTION 9. VACANCIES. Any vacancy in any committee may be filled by vote of a majority of the then prescribed number of directors.



                                    ARTICLE IV
                                     OFFICERS

         SECTION 1. REQUIRED OFFICERS. The required officers of the corporation shall be a chairman of the board, a president, a vice-president, and a secretary and such other officers as may from time to time be required by resolution of the board of directors. The same person may simultaneously hold more than one of such required offices or any other offices.

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         SECTION 2.  ELECTION, TERM OF OFFICE AND QUALIFICATIONS OF REQUIRED
OFFICERS. All required officers of the corporation shall be chosen by the board of directors at the annual meeting of the board. Each such officer shall hold office at the pleasure of the board until the annual meeting of the board following his election and his successor shall have been duly elected and qualified unless he shall sooner resign. The chairman of the board shall be chosen from among the directors.

         SECTION 3. OTHER OFFICERS. The board of directors may from time to time appoint such other officers as the board may deem necessary or advisable, to hold office during the pleasure of the board for such term as may be prescribed by the board or if no term is prescribed, then for the term specified in Section 2 of this ARTICLE IV, including additional vice-presidents, a treasurer, a controller, assistant secretaries, assistant treasurers and assistant controllers. Each of the chairman of the board and the president is also authorized to appoint any officers other than required officers. The same person may simultaneously hold more than one of such additional offices or any other offices.

         SECTION 4. POWERS AND DUTIES OF OFFICERS. The officers of the corporation shall have the powers and duties prescribed by these by-laws and/or, to the extent not inconsistent therewith, as may be assigned to them by the board of directors, the chairman of the board, the president or in any other manner provided in these by-laws.

         SECTION 5. REMOVAL AND RESIGNATION. Any officer of the corporation may be removed, either with or without cause, by the board of directors. The chairman of the board or the president, with or without cause, may remove any officer appointed by such officer. Any officer may resign at any time by written resignation delivered to the board of directors, the chairman of the board, the president or the secretary which shall take effect at the time specified therein or, if no time be so specified, at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in such resignation.

         SECTION 6. VACANCIES. If any vacancy shall occur among the officers of the corporation, such vacancy may be filled by the board of directors, except that the chairman of the board or the president may fill vacancies in any office except required offices.

         SECTION 7. CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation, shall have general direction of the business, affairs and property of the corporation, its officers, agents and employees, and over its several offices, and shall have all powers and duties as pertain to his office. The chairman of the board, at his option, may from time to time use the title of "chief executive officer" in addition to or in lieu of his title of "chairman of the board." In the absence of the president, he shall perform the duties of the president or delegate such duties to one or more vice presidents. He shall preside at all meetings of the shareholders and of the board of directors. He shall see to it that all orders and resolutions of the board of directors and of its committees are carried into effect, and he shall have power to sign all contracts and agreements authorized by the board of directors or its committees, unless

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they otherwise direct, and shall have the power to sign, or delegate to any other officer the power to sign, any contracts or agreements which do not require approval of the board. He may appoint and remove, from time to time, such agents and employees of the corporation as he may deem proper, in the management of its property and affairs and to prescribe the powers and duties of such agents and employees, or may authorize any other officer, agent or employee to do so, provided however, that, without prior approval of the board of directors, no agent or employee shall be authorized to perform the duties or powers of officers or be granted a general power of attorney to act for the corporation. He shall from time to time report to the board of directors and its committees on all matters within his knowledge which the interests of the corporation may require to be brought to their notice.

         SECTION 8. PRESIDENT. The president shall be the chief operating officer of the corporation and shall have all powers and duties as pertain to his office. The president, at his option, may from time to time use the title of "chief operating officer" in addition to or in lieu of his title of "president." He shall exercise all the powers and discharge all the duties of the chairman of the board during the latter's absence or inability to act.
 He shall have power to sign all contracts and agreements authorized by the board of directors or its committees, unless they otherwise direct, and shall have the power to sign or delegate to any other officer the power to sign, any contracts or agreements which do not require approval of the board. He may appoint and remove, from time to time, such agents and employees of the corporation as he may deem proper, in the management of its property and affairs, and to prescribe the powers and duties of such agents and employees, or may authorize any other officer, agent or employee to do so, provided however, that, without prior approval of the board of directors, no agent or employee shall be authorized to perform the duties or powers of officers or be granted a general power of attorney to act for the corporation. He shall from time to time report to the board of directors and its committees and to the chairman of the board on all matters within his knowledge which the interest of the corporation may require to be brought to their notice.

         SECTION 9. VICE-PRESIDENTS. The board of directors, the chairman or the president shall be authorized, in their discretion, to designate the titles, priority and function of the vice-presidents, including authority to designate an executive vice-president. In the absence or inability to act of both the chairman of the board and the president, then such vice-president as the board of directors or the chairman of the board or the president may designate for the purpose (but in the absence of such designation then the executive vice-president, if any, and then the vice-presidents in order of designated priority or, if none, then in order of seniority of service as vice-president) shall have the powers and discharge the duties of the chairman of the board and the president, provided however, no vice president shall have the power to appoint or remove any officer. The vice-presidents shall report to such officers of the corporation as the chairman of the board shall designate. The vice-presidents shall from time to time report to the board of directors, its committees, the chairman of the board and the president on all matters within their knowledge which the interest of the corporation may require to be brought to their notice.

         SECTION 10. SECRETARY. The secretary shall have responsibility for the preparation and maintenance of custody of the minutes of all meetings of the shareholders and the board of

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directors.  He shall be responsible for authenticating records of the corporation. He shall keep in safe custody the seal of the corporation and he may affix such seal to any instrument duly executed on behalf of the corporation. The secretary shall supervise the transfer agent in its keeping of the stock records and shall have custody of such other books and papers as the board of directors, its committees, the chairman of the board or the president may direct. He shall attend to the giving and serving of all notices of meetings of the shareholders, board of directors and committees, and of all formal notices required to be given to the New York Stock Exchange, and shall also have such other powers and perform such other duties as pertain to his office.

         SECTION 11. ASSISTANT SECRETARY. In the absence or disability of the secretary, or at the request of the secretary, an assistant secretary, if any, shall perform the duties of the secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary, provided however, if there be more than one assistant secretary, the board of directors, the chairman of the board, the president or the secretary may designate the assistant secretary who is to perform any or all of the duties of the secretary in such instances.

         SECTION 12. TREASURER. The treasurer, if any, shall have charge of the funds, securities, receipts and disbursements of the corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as the board of directors may from time to time designate. He shall render to the chairman of the board, the president, the board of directors, to any committee, and to any other officers of the corporation designated by the chairman of the board, whenever any of them shall require him so to do, an account of the financial condition of the corporation and all of his transactions as treasurer. He shall keep correct books of account of all its business and transactions. If required by the board of directors, he shall give a bond in such sum and on such conditions and with such surety as the board of directors may designate, for the faithful performance of the duties of his office and the restoration to the corporation, at the expiration of his term of office, or, in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the corporation. He shall also have such other powers and perform such other duties as pertain to his office. Notwithstanding the foregoing, any duties of the treasurer may be assigned to any other officer by the board of directors, the chairman of the board or the president.

         SECTION 13. ASSISTANT TREASURER. In the absence or disability of the treasurer, or at the request of the treasurer, an assistant treasurer, if any, shall perform the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the treasurer, provided however, if there be more than one assistant treasurer, the board of directors, the chairman of the board, the president or the treasurer may designate the assistant treasurer who is to perform any or all of the duties of the treasurer in such instances.

         SECTION 14. THE CONTROLLER. The controller, if any, shall maintain adequate records of all assets, liabilities and transactions of the corporation and shall have adequate audits thereof currently and regularly made and shall have such other powers and duties as pertain to this office. In conjunction with other officers, he shall initiate and enforce measures and

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

procedures whereby the business of this corporation shall be conducted with the maximum safety, efficiency and economy. He shall report to the board of directors, its committees, the chairman of the board, the president, and to such other officers designated by the chairman of the board. His duties and powers shall extend to all subsidiary corporations. Notwithstanding the foregoing, any duties of the controller may be assigned to any officer of the corporation by the board of directors, the chairman of the board or the president.

         SECTION 15. ASSISTANT CONTROLLER. In the absence or disability of the controller, or at the request of the controller, an assistant controller, if any, shall perform the duties of the controller and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the controller, provided however, if there be more than one assistant controller, the board of directors, the chairman of the board, the president, or the controller may designate the assistant controller who is to perform any or all of the duties of the controller in such instances. Each assistant controller shall also perform such other duties as from time to time may be assigned to him by the board of directors, the chairman of the board or the president.



                                    ARTICLE V
                 CONTRACTS, LOANS, BANK ACCOUNTS AND SECURITIES

         SECTION 1. CONTRACTS. The board of directors may authorize any officer, officers, agent or agents to enter into and to execute contracts on behalf of the corporation under such conditions and restrictions as they may impose. Such authority may be general or confined to specific instances. Nothing herein shall be deemed to prohibit any officer from entering into or executing contracts on behalf of the corporation in the ordinary course of business which do not require approval of the board and the execution of which are within the scope of his normal duties and authority.

         SECTION 2. LOANS. The board of directors may authorize any officer or officers to effect loans and advances at any time for the corporation from any bank, trust company, insurance company, or other institution, or from any person, firm, association, or corporation and, in connection with such loans and advances, to make, execute and deliver promissory notes or other evidences of indebtedness of the corporation under such conditions and restrictions as the board of directors may impose, and, except as otherwise provided in the articles of incorporation, to pledge, hypothecate or transfer any and all property of the corporation of every type and description, as security for the payment of loans, advances, indebtedness and liabilities of the corporation, and to that end to transfer, endorse, assign, convey and deliver the same in the name of the corporation. Such authority may be general or confined to specific instances.

         SECTION 3. BANK ACCOUNTS; CHECKS. All checks, drafts and funds payable to or held by the corporation shall be deposited from time to time to the credit of the corporation in such banks or trust companies as may be selected by, or in accordance with authority granted by, the board of directors. All checks, drafts or orders for the payment of money, drawn on such accounts shall be signed by such officer or officers, agent or agents to whom the board of

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

directors shall delegate such authority, and under such conditions and restrictions as the board of directors may impose. Such authority may be general or confined to specific instances.

         SECTION 4. SECURITIES. The board of directors may authorize any officer or officers to open brokerage accounts in the name and on behalf of the corporation and may further authorize securities held by the corporation in such accounts to be registered in street name or in the name of a nominee.
 All endorsements, assignments, stock powers, proxies, consents, waivers, or other instruments for the transfer or voting of securities held by the corporation, or the taking of any other action as a shareholder of any other corporation, shall be executed by such officer, officers, agent or agents to whom the board of directors shall delegate such authority, and under such restrictions as the board of directors may impose. Such power may be general or confined to specific instances. In the absence of any contrary direction of the board of directors, any right of the corporation as a shareholder of any other corporation, except subsidiaries of the corporation, to grant proxies, to vote shares and to give consents and waivers as a shareholder, may be exercised by the chairman of the board or the president.



                                    ARTICLE VI
                            SHARES AND THEIR TRANSFER

         SECTION 1. ISSUE, REGISTRATION AND TRANSFER OF SHARES; TRANSFER AGENT AND REGISTRAR. The board of directors shall provide for the issue, registration and transfer of the shares of the corporation, and may prescribe the form of the certificates evidencing shares of the corporation or authorize the issue of any or all of its shares without certificates. The board of directors may appoint a transfer agent and/or registrar for any or all of the shares of the corporation. Unless otherwise provided by the board of directors, every owner of shares of the corporation shall be entitled to a certificate certifying the number of shares owned by him, in form prescribed by the board of directors. Share certificates shall be signed by any two officers designated by the board of directors, except that if such certificate is countersigned by a transfer agent or registered by a registrar appointed by the board of directors, other than the corporation or its employees, the signatures of any such officer or assistant officer may be by facsimile. In case any officer who has signed or whose facsimile signature has been used on a share certificate has ceased to be an officer before the certificate has been delivered, such share certificate shall, nevertheless, be valid. Each certificate evidencing shares of the corporation shall bear the seal of the corporation or a facsimile thereof. There shall be kept by the corporation, or by the transfer agent of the corporation if one is appointed, records containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence and the number, class and series of shares held by them respectively. The board of directors is authorized to prescribe rules and regulations pertaining to the issue, registration, and transfer of shares and the share records. So long as any shares of the corporation are listed on a securities exchange, the rules and regulations of such exchange pertaining to transfer agents and registrars for such listed shares and for the issue, registration and transfer of listed shares and of certificates representing such listed shares shall be complied with.

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

         SECTION 2. RECORD DATES. The board of directors may, by resolution in lieu of closing the share transfer books of the corporation, fix in advance a date, not more than seventy days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of the corporation shall go into effect, or the date on which any other proper action, requiring a determination of shareholders, is to be taken, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, etc., and in such case such shareholders, and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of shares, etc., with respect to the shares held by them of record on such date, notwithstanding any transfer of any shares on the share transfer books of the corporation or issue of any unissued shares after any such record date fixed as aforesaid. If the board of directors shall fail to fix the record date for any such transaction, the date of the authorization by the board of such transaction shall be the record date. Any determination made hereunder of shareholders entitled to vote at any meeting of shareholders shall apply to any adjournment thereof unless a new record date is fixed for such meeting which new record date shall be fixed if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting. The share transfer books shall not be closed if such closure would contravene the rules and regulations of the New York Stock Exchange.

         SECTION 3. ADDRESSES OF SHAREHOLDERS. Every shareholder shall furnish the corporation or the transfer agent, if any, with a current address at which notices of meetings and all other corporate notices may be served upon or mailed to him.

         SECTION 4. LOST AND DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates evidencing shares of the corporation to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed; but the board of directors, when authorizing such issue of a new certificate or certificates, may in their discretion require the owner of the shares represented by the certificate so lost or destroyed, or his legal representative to furnish proof by, affidavit or otherwise, to the satisfaction of the board of directors and transfer agent as to the ownership of the shares represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction. They may also require him to give notice of such loss or destruction to the New York Stock Exchange and by publication or otherwise as they may direct, and to execute and deliver to the corporation or its transfer agent, a bond, with or without sureties, in such sum as they may direct, indemnifying the corporation and its transfer agent against any claim that may be made against it by reason of the issue of such certificate, and against all other liability in the premises. The board of directors, however, may, in their discretion, refuse to authorize the issuance of any such new certificate, except pursuant to legal proceedings.

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

                                   ARTICLE VII
                                       SEAL

         The board of directors shall authorize a suitable seal or seals, which shall be in the form of a circle, and shall bear the words "Tootsie Roll Industries, Inc." and the words and figures "Virginia, 1919."

    ARTICLE VIII
                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed from time to time by the board of directors.

                                    ARTICLE IX
                                    AMENDMENTS

         SECTION 1. BY DIRECTORS. All by-laws shall be subject to alteration, amendment or repeal, and new by-laws may be made, by the vote of a majority of the then prescribed number of directors, except as otherwise provided by law.

         SECTION 2. BY SHAREHOLDERS. Any by-laws made by the board of directors may be altered, amended or repealed, and new by-laws made, by the shareholders of the corporation and the shareholders may prescribe that any by-law made by them shall not be altered, amended or repealed by the directors.










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